EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of K•Swiss Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

•	The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 27, 2005

/s/ Steven Nichols
Name:	Steven Nichols
Title:	President and
Chief Executive Officer

/s/ George Powlick
Name:	George Powlick
Title:	Vice President of Finance
Chief Operating Officer and
Chief Financial Officer

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